UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2026 (February 6, 2026)

SIGYN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55575	84-4210559
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2305 Historic Decatur Road
Suite 100
San Diego, California	92106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 619.353.0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry Into a Material Definitive Agreements

On February 12, 2026, Sigyn Therapeutics, Inc. (the “Company”) entered into a one-year Convertible Note Purchase Agreement (the “Purchase Agreement”) with Brio Capital Master Fund, Ltd, in the principal amount of $22,222.22, which resulted in gross proceeds of $20,000.00 to the Company. The note bears interest at 8% per annum and convertible, at the option of the holder, into shares of the Company’s common stock at a conversion price equal to a 35% discount to the lowest traded price of the Company’s common shares during the twenty (20) trading days immediately prior to the date on the notice of conversion. The issuances of the foregoing securities are exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the Sellers are sophisticated investors and familiar with the Company’s operations. No stock purchase warrants were issued as part of the agreement.

On February 12, 2026, Sigyn Therapeutics, Inc. (the “Company”) entered into a one-year Convertible Note Purchase Agreement (the “Purchase Agreement”) with Osher Capital Partners, LLC, in the principal amount of $22,222.22, which resulted in gross proceeds of $20,000.00 to the Company. The note bears interest at 8% per annum and convertible, at the option of the holder, into shares of the Company’s common stock at a conversion price equal to a 35% discount to the lowest traded price of the Company’s common shares during the twenty (20) trading days immediately prior to the date on the notice of conversion. The issuances of the foregoing securities are exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the Sellers are sophisticated investors and familiar with the Company’s operations. No stock purchase warrants were issued as part of the agreement.

On February 6, 2026, Sigyn Therapeutics, Inc. (the “Company”) entered into a one-year Convertible Note Purchase Agreement (the “Purchase Agreement”) with Lambda Venture Partners, LLC, in the principal amount of $27,777.77, which resulted in net proceeds of $21,500.00 to the Company after the payment of related legal fees. The note bears interest at 8% per annum and convertible, at the option of the holder, into shares of the Company’s common stock at a conversion price equal to a 35% discount to the lowest traded price of the Company’s common shares during the twenty (20) trading days immediately prior to the date on the notice of conversion. The issuances of the foregoing securities are exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the Sellers are sophisticated investors and familiar with the Company’s operations. No stock purchase warrants were issued as part of the agreement.

The foregoing description of the Purchase Agreements and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Form of Convertible Note, and any related documentation, copies of which will be filed as exhibits to the Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Securities.

See Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Title
99.1	Convertible Note Purchase Agreements
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGYN THERAPEUTICS, INC.

Date: February 20, 2026	By:	/s/ James A. Joyce
James A. Joyce, Chairman and CEO